UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7720 Paragon Road Dayton, Ohio	45459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Commons stock, $0.01 par value	REX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On August 27, 2025, REX American Resources Corporation issued a press release announcing financial results for the three- and six-month periods ended July 31, 2025. The press release is furnished as Exhibit 99 to this report.

Item 8.01.	Other Events

On August 26, 2025, the Board of Directors of the Company adopted resolutions declaring a two-for-one split of the Company’s Common Stock to be effectuated in the form of a 100% stock dividend, payable on September 15, 2025 to stockholders of record at the close of business on September 8, 2025. The stock split was announced by the Company in the press release referred to in Item 2.02.

Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, and the Company’s undertaking contained in Item 512(a)(1)(iii)(B) of Regulation S-K, the number of shares of the Company’s Common Stock covered by the Company’s Registration Statement on Form S-8 (Registration No. 333-205419) with respect to the Plan shall be deemed to cover an additional 1,005,881 shares of Common Stock that may be offered or issued under the Plan as a result of adjustments made by the Compensation Committee of the Board of Directors in the number of shares that may be issued under the Plan and outstanding awards under the Plan to prevent dilution by reason of the stock split to be effectuated in the form of a stock dividend referred to above.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits. The following exhibits are furnished with this report: 99 Press Release dated August 27, 2025*
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: August 27, 2025	By:	/s/ DOUGLAS L. BRUGGEMAN

Name: Douglas L. Bruggeman
Title: Vice President - Finance,
Chief Financial Officer
and Treasurer